UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2018

iShares® Commodity Optimized Trust

(Exact name of registrant as specified in its charter)

Delaware	001-36044	46-2428725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, California 94105
Attn: Product Management Team
iShares® Product Research & Development

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☑

Item 3.01. Notice of Delisting or Failure to Satisfy a Conditional Listing Rule or Standard; Transfer of Listing

Item 8.01. Other Events

On August 10, 2018, iShares Delaware Trust Sponsor LLC, sponsor of the iShares Commodity Optimized Trust (the “Trust”), issued a press release announcing that it will close and liquidate the Trust. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is being furnished to the Securities and Exchange Commission.

A copy of the notice letter to shareholders related to the foregoing announcement is attached hereto as Exhibit 99.2. Exhibit 99.2 is being furnished to the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 10, 2018

99.2	Notice to Shareholders, dated August 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2018

iShares® Commodity Optimized Trust*

By:	iShares® Delaware Trust Sponsor LLC

By:	/s/ Paul Lohrey
Name:	Paul Lohrey
Title:	Director, President and Chief Executive Officer

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Director and Chief Financial Officer

______________________

*

The registrant is a trust. Each of the individuals specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares® Delaware Trust Sponsor LLC, the sponsor of the trust.

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